STANDSTILL AGREEMENT

            This STANDSTILL AGREEMENT (the "Agreement") dated as of May 19, 2000 by and between FiberCore, Inc., a Nevada corporation ("FiberCore") and Tyco Electronics Corporation, a Pennsylvania corporation ("TEC").

                                   WITNESSETH:

            WHEREAS, FiberCore and TEC are entering into various transactions in accordance with the terms of a Term Sheet agreement of even date herewith (the "Term Sheet"); and

            WHEREAS, one of the transactions to be completed by FiberCore and TEC pursuant to the Term Sheet is the termination of the Voting Agreement of November 27, 1996 by and among FiberCore, TEC (formerly known as AMP Incorporated) and other key shareholders of FiberCore (the "Voting Agreement") in favor of a new agreement between FiberCore and TEC in the form of a standstill agreement; and

            WHEREAS, FiberCore and TEC desire to formally reduce to writing such standstill agreement in terms that are fully agreed to by both parties.

            NOW, THEREFORE, in consideration of the premises, the promises of the parties as set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1) Pursuant to Section 5 of the Term Sheet and effective as of May 19, 2000, the Voting Agreement will terminate and have no continuing force or effect.

2) TEC will not participate in a "partnership, limited partnership, syndicate or group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the common stock of FiberCore, or deposit any such stock of FiberCore into any voting trust or similar arrangement, or subject it to any voting agreement.

3) TEC will not directly or indirectly solicit proxies or written consents of stockholders with respect to the common stock of FiberCore under any circumstances, or make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote any shares of the common stock of FiberCore in any "election contest" with respect to FiberCore (as such terms are defined in Rule 14a-1 under the Exchange
      Act).

4) TEC will not directly or indirectly attempt to call, or to request the call of, a special meeting of stockholders, or circulate a written consent of the stockholders, for the purpose of electing or removing any member of the Board of Directors of FiberCore or to approve or disapprove any merger, acquisition, sale of capital stock, sale of assets, dividend, dissolution, liquidation, reorganization or recapitalization of FiberCore.

5) TEC will not directly or indirectly commence or announce any intention to commence any tender offer for any shares of common stock of FiberCore, although TEC may tender its shares of FiberCore common stock in any offer made by a party that is not an Affiliate (as defined below) and is not a party to a private placement with TEC involving FiberCore common stock. For purposes of this Agreement, "Affiliate" means any person or entity that directly or indirectly controls, is controlled by or is under common control with TEC. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract, or otherwise.

6) TEC will not directly or indirectly solicit, request or encourage stockholders of FiberCore to vote against any nominee for director proposed by the Board of Directors of FiberCore and will not propose its own nominee in opposition to the nominees of the FiberCore Board. TEC will vote all of its shares of FiberCore common stock in favor of FiberCore management nominees to the Board of Directors who are reasonably acceptable to TEC, and in connection therewith, agrees that, absent any unusual circumstances, Messrs. Aslami, DeLuca, Phillips and Armin-Arsala are acceptable nominees and Mr. Hassan is not an acceptable nominee.

7) TEC will not, either alone or by assisting any other person or entity, attempt to exercise control over the management or policies of FiberCore.

8) Notwithstanding the foregoing, TEC may take any action prohibited by Sections (2) through (7) above if, prior thereto, it is approved, at a meeting or by written consent, by either the board of directors of FiberCore or the affirmative vote of the stockholders other than TEC who own at least 66 2/3% of the outstanding voting stock of FiberCore that is not owned by TEC, provided that such approval is not obtained in a manner that itself violates the terms of this Agreement.

9) This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate:

      a)    May 19, 2002;

      b) the date as of which FiberCore and TEC terminate this Agreement by mutual written consent; or

      c) the date as of which TEC no longer holds any shares of the common stock of FiberCore.

10) In the event either party has reason to believe the other party has or intends, directly or indirectly, to violate the terms of this Agreement, the party shall be entitled to a temporary restraining order, preliminary injunction and/or an injunction or other equitable relief necessary or appropriate to prevent any further violation and/or to restore the party to the position it would have been in had the violation not occurred, it being agreed that the parties would not be fully compensated for any violation of this Agreement by monetary damages. The party seeking equitable relief shall not be required to post any bond to obtain such equitable remedies.

11) The enforcement of this Agreement shall be governed by, and this Agreement shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania.

12) Any amendment or waiver of the Agreement must be in writing and executed by authorized representatives of both parties.

13) If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

14) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, but may not be assigned by either party without the prior written consent of the other party.

15) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

16) In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all reasonable out-of-pocket costs and expenses of maintaining such suit or action, including but not limited to reasonable attorneys' fees.

17) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, either written or oral, including but not limited to the Voting Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


ATTEST:                                  FIBERCORE, INC.


By: /s/ Charles DeLuca                   By: /s/ Mohd A. Aslami
    ---------------------------------        -----------------------------------
               Secretary                             Mohd A. Aslami
                                                 Chairman, President and
                                                 Chief Executive Officer


ATTEST:                                  TYCO ELECTRONICS CORPORATION

By:  /s/ David F. Henschel               By: /s/ Edward Federman
    ---------------------------------        -----------------------------------
               Secretary                             Edward Federman
                                              Executive Vice President and
                                                 Chief Executive Officer


Accepted and Agreed As to Section 1 of this Agreement, intending to be legally bound thereby:


Remaining Key Shareholders:       /s/ Mohd A. Aslami
                              ----------------------------
                                     Mohd A. Aslami


                                  /s/ Charles DeLuca
                              ----------------------------
                                    Charles DeLuca